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                                                                    EXHIBIT 99.2

                                      UICI

NEWS RELEASE:

                                      Contact:   Warren B. Idsal, Vice President
                                                 UICI
                                                 4001 McEwen, Suite 200
                                                 Dallas, Texas 75244
                                                 Phone: (972) 392-6700


(For Immediate Release)

UICI ANNOUNCES MERGER OF INSURDATA WITH HEALTHAXIS.COM TO FORM THE INTERNET'S FIRST FULLY INTEGRATED E-COMMERCE INSURANCE PLATFORM.

THE MERGER OF INSURDATA WITH HEALTHAXIS.COM WILL FORM AN INTERNET COMPANY PROVIDING END-TO-END, DIGITAL INSURANCE SALES, MARKETING, AND ADMINISTRATION SERVICES.

Dallas, TX, December 9, 1999 --- UICI (the "Company") (NYSE: Symbol "UCI") announced today that it has signed a definitive merger agreement with Provident American Corporation (NASDAQ: Symbol "PAMC") providing for the merger of Insurdata, a UICI subsidiary and one of the largest providers of healthcare administration software solutions, with HealthAxis.com, one of the Internet's leading online health insurance e-commerce providers. The combined entity, which will retain the "HealthAxis" name, will be one of the largest players in the web-enabled health insurance space, with estimated pro forma 1999 revenues of $42 million.

         In the merger, UICI will in effect transfer its majority interest in Insurdata for a 44% interest in the new, combined HealthAxis. UICI anticipates that, for financial reporting purposes, upon closing of the merger UICI will record in the first quarter of 2000 a one-time gain in the amount of approximately $140 million. Thereafter, HealthAxis will be reflected upon the books of UICI as an unconsolidated subsidiary accounted for under the equity method, with UICI recording its proportionate share of HealthAxis' income and loss. In connection with the merger, the new HealthAxis expects to record goodwill and other intangibles in excess of $300 million, which is expected to be ratably amortized over a 3-5 year period. In particular, UICI's share of the non-cash charges associated with amortization of this goodwill is currently expected to be approximately $45 million (assuming a three year amortization period) in each of 2000, 2001 and 2002.

         UICI also announced that HealthAxis had completed, concurrently with the signing of the definitive merger agreement with Insurdata, a $57 million equity financing with institutional investors, led by Brown Simpson Asset Management and including Lehman Brothers International, Royal Bank of Canada, LBI Group, Inc. and Tudor Investment Corporation. Several of the funding parties are currently investors in either Provident American Corporation or HealthAxis.com.




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         Michael Ashker, currently Chief Executive Officer of HealthAxis.com, will become CEO of the combined entity. Dennis Maloney, currently Chief Executive Officer of Insurdata, will become Chief Operating Officer of the new HealthAxis. Gregory Mutz, UICI President and CEO, Ronald Jensen, UICI Chairman, and Dennis Maloney will join the new 9 person HealthAxis Board of Directors, along with 3 representatives from Provident American and 3 independent Directors selected jointly by UICI and Provident American. HealthAxis will maintain its headquarters in the Philadelphia area, and will maintain a significant operational and management presence in Dallas. HealthAxis will also have eight other technology or operational locations in the United States as well as abroad. The new combined HealthAxis will employ over 350 information technology professionals with significant experience in developing sophisticated technology solutions both for e-commerce health insurance sales as well as in the claims and administration areas. Although the combined company's consumer and business-to-business e-commerce services will be marketed separately, all other corporate functions will be consolidated, including technology, sales, finance/accounting, human resources, and legal.

         Insurdata's proprietary software group, to be designated as HealthAxis' Application Solutions Group, provides web-enabled, integrated proprietary software applications to healthcare payors -- insurance companies, third-party administrators, and large, self-funded groups -- that address the workflow and processing inefficiencies embedded in the healthcare insurance industry. The Application Solutions Group, through its proprietary applications, provides Internet enrollment and online access to health insurance plan and claims data. These software applications increase the efficiency of a client's interaction with other participants by eliminating paper-based processes and improving the client's ability to share data with plan members and other industry participants. Additional information may be found on Insurdata's website at www.insurdata.com.

         HealthAxis will continue to market its fully transaction-enabled, online insurance retail website to individuals and small businesses through www.healthaxis.com. HealthAxis.com is a fully licensed online health insurance agency representing leading carriers, including Aetna/US HealthCare, WellPoint Networks, CIGNA, UICI, Blue Cross-Blue Shield Association and Aegon. The HealthAxis web site offers product information, plan quotes, the ability to buy insurance products online, and both pre- and post-sale customer service to health insurance consumers. HealthAxis' retail platform combines the benefits of a highly efficient, low-cost channel of distribution with a superior insurance shopping experience. HealthAxis has exclusive marketing agreements for the sale of health insurance products with America Online, Lycos, Snap.com and CNet.

         UICI believes that the combination will open up significant new business opportunities for HealthAxis. HealthAxis anticipates targeting worksites through the Application Solution Group's client base of large, self-funded employer health plans. In addition, HealthAxis' attractiveness to prospective Carrier Partners is enhanced by its ability to provide not only distribution services, but also a suite of efficiency tools across multiple business activities. Moreover, Insurdata's 350 information technology professionals will provide a significant advantage to HealthAxis in expediting the carrier integration process, by which new carriers are added "live" to the www.healthaxis.com e-commerce platform. Finally, the $55 million capital infusion associated with the merger will enable HealthAxis to increase its investment in new product development, sales, and customer service.

         Gregory T. Mutz, President and CEO of UICI, commented: "UICI is delighted to announce the merger of our Insurdata unit with HealthAxis. We view this combination as a substantial step toward capitalizing upon the intellectual and technology value of Insurdata by






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giving UICI a significant e-commerce platform as well as an enhanced capability in our health care claim and administration operations. We believe that the combined company will be uniquely positioned to serve, on an end-to-end basis, both consumers and payors with an integrated web-based platform. For payors, the new HealthAxis can now offer carriers a comprehensive suite of web-enabled software solutions for marketing, sales, and plan administration. For consumers and small businesses, the Company will be able to offer an enhanced set of products and services utilizing its Internet-based platform to seamlessly connect carriers and purchasers. We feel, too, that the funding of $57 million of equity into HealthAxis is a significant vote of confidence in HealthAxis' business plan."

         Completion of the merger is subject to satisfaction of certain closing conditions, including Hart-Scott Rodino antitrust clearance and receipt of opinions that the merger will be tax-free to HealthAxis, Insurdata and their respective shareholders. It is currently anticipated that the merger transaction will close in early January 2000. Upon the closing of the merger, UICI will own approximately 44% and Provident American will own approximately 35% of the new HealthAxis, with the remaining shares held among Intel Corporation, America Online, First Health Corporation, the Brown Simpson investment group, members of management and other institutional investors.

         UICI has previously announced its pending acquisition of HealthPlan Services Corporation in a stock-for-stock merger transaction. HealthPlan Services Corporation holds approximately 950,000 shares of HealthAxis.com, Inc, which shares will represent approximately 2% of the new HealthAxis' outstanding equity.

CORPORATE PROFILE:

UICI, headquartered in Dallas, Texas, is a diversified financial services company offering financial services, health administrative services and insurance through its various subsidiaries and divisions to niche consumer and institutional markets. UICI provides health insurance through its insurance subsidiaries, United Group Association and Cornerstone Marketing of America; Internet-enabled software for health insurance and healthcare markets through Insurdata; enrollment, billing and collection claims administration and risk management services for healthcare payors and providers through UICI Administrators; credit cards for individuals with no credit or troubled credit histories through United CreditServ; financial services and products for college, undergraduates and graduate students, including providing federally-guaranteed student loans through the Educational Finance Group; and manages blocks of life insurance and life insurance products to select markets through its OKC Division.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

Certain statements in this press release are "forward looking statements" within the meaning of the Private Securities Litigation Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, changes in general economic conditions; changes in the regulatory environment; levels of competition (including managed health care competition in the health industry); availability of, and volatility of interest rates associated with, funding sources to originate student loans and credit card receivables; the ability of the Company and its third party vendors to become Year 2000 Ready; and other factors described in detail in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

UICI press releases and other company information are available at UICI's website located at www.uici.net.